Exhibit 10.4

Amendment No. 1 to Store License Agreement
This Amendment No. 1 (“Amendment”), to that certain Store License Agreement dated August 8, 2012 (the “Agreement”) between SEARS ROEBUCK AND CO., a New York corporation (“Sears”), and SEARS AUTHORIZED HOMETOWN STORES, LLC, a Delaware limited liability company (“SAHS”), is made by the parties thereto and is effective as of July 10, 2017 (the “Amendment Date”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.
WHEREAS, SAHS is the registrant of the “searshometown.com” domain name (the “Domain Name”) and desires to transfer all of its right, title, and interest in and to the Domain Name to Sears.
WHEREAS, Sears desires to (1) accept the transfer of all of SAHS’s right, title, and interest of SAHS in and to the Domain Name and (2) in exchange for the transfer, amend the Agreement to grant to SAHS an exclusive license to use the Domain Name.
NOW THEREFORE, in consideration of the above premises and the mutual covenants herein, Sears and SAHS agree as follows:

1.
Transfer of Domain Name. SAHS sells, transfers, and assigns to Sears all of SAHS’s right, title, and interest in and to the Domain Name and its associated domain-name registration. Sears will not make, and SAHS will not receive, any separate payment with respect to the sale and purchase of the Domain Name. Sears will be responsible for the payment of all costs and fees for the execution and the recording of the Domain Name transfer and will promptly take all actions to register Sears as the owner of the Domain Name.

2.	Amendments. The Agreement shall be modified as of the Amendment Date as follows:

a.

a.	Addition of Domain Name. Exhibit C of the Agreement is amended to add the Domain Name.

b.	Defense and Indemnification.

i.	Section 5.1 of the Agreement is amended to delete clause h. thereof and replace it with the following:

“h.    any lack of validity or enforceability of this Agreement caused by SAHS; and

i.    the operation of the Websites, including but not limited to any product sold on the Websites that was not purchased from Sears or its Affiliates.”

ii. Section 5.2 of the Agreement is amended to delete clause c. thereof and replace it with the following:

“c.     any lack of validity or enforceability of this Agreement caused by Sears; and

d.    any act or omission of Sears or its Affiliates or the Personnel of any of them in connection with Sears’ performance of this Agreement.”

Exhibit 10.4

iii. Section 5.2 of the Agreement is further amended to delete the last sentence thereof and replace it with the following:
“Sears will use counsel reasonably satisfactory to SAHS in the defense of such claims (“SAHS Claims”), and in the event of any actual or potential conflict of interest between SAHS and Sears in the defense of the SAHS Claims, SAHS may engage its own counsel. Sears will not enter into any settlement with respect to any SAHS Claim without the prior written consent of SAHS and without obtaining a release of all claims against SAHS in a form approved in writing by it. This Section 5.2 will survive any termination or expiration of this Agreement. The parties acknowledge that all indemnification obligations for SAHS Claims relating to HTS Products purchased by SAHS from Sears or its Affiliates are governed exclusively by the terms and conditions of the Merchandising Agreement.”

3.
Other Agreements. The Domain Name shall constitute a Licensed Domain Name as defined in clause (d) of Part I of Appendix 1.01-D (eCommerce Services) to the Services Agreement, dated August 8, 2012, between Sears Holdings Management Corporation and Sears Hometown and Outlet Stores, Inc. (“SHO”), as amended.

4.
No Other Amendments. Except as expressly amended herein, the Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of law (pursuant to Section 29.(a) of the Agreement) which also applies to this Amendment. For clarity, SAHS acknowledges that it is subject to the terms of the Amended and Restated Merchandising Agreement, dated as of May 1, 2016, between (1) Sears, Kmart Corporation, Sears Holdings Corporation and (2) SAHS, SHO and Sears Outlet Stores, L.L.C., as amended, including without limitation the terms of Section 12(iii)(B) thereof and the Stanley License (as defined therein), and nothing in this Amendment shall be deemed to waive, amend or otherwise modify such terms.

Signature Page Follows

Exhibit 10.4

SEARS, ROEBUCK AND CO.
By: Sears Holdings Management Corporation, its Agent

By: /s/ ROBERT J. PHELAN
Senior Vice President-Finance

SEARS HOLDINGS MANAGEMENT CORPORATION (solely as respects Section 3)

By: /s/ ROBERT J. PHELAN
Senior Vice President-Finance

SEARS AUTHORIZED HOMETOWN STORES, LLC

By: /s/ WILL POWELL
President

SEARS HOMETOWN AND OUTLET STORES, INC. (solely as respects Section 3)

By: /s/ WILL POWELL
Chief Executive Officer and President